UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2008

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2008, Live Nation, Inc. (the "Company") adopted the Live Nation, Inc. Employee Stock Bonus Plan (the "Plan"). The Plan authorizes the Company to issue shares of common stock of the Company ("Shares") in payment of a bonus which any employee or consultant of the Company (an "Employee") is entitled to receive under any bonus or compensation plan or agreement maintained by the Company or any of its subsidiaries that is payable in cash (a "Cash Bonus") if the Employee elects to receive Shares in payment of the Employee’s Cash Bonus. The Company may issue an aggregate of 2,000,000 Shares under the plan, subject to equitable adjustments for stock dividends, stock splits and the like.

The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee will have the exclusive authority to administer the Plan, including the power to select which Employee(s), if any, to whom an election to receive Shares in payment of their Cash Bonus is to be extended, determine the number of Shares to be issued to such Employee(s) and determine the terms and conditions of such issuance, which are not inconsistent with the Plan.

The number of Shares to be issued in payment of any Cash Bonus under the Plan will be equal to the amount of the Cash Bonus divided by the fair market value of a Share on the date the Cash Bonus would otherwise be payable in cash, with any fractional share to be paid in cash. The Company may withhold Shares otherwise issuable under the Plan (or allow the return of Shares) having a fair market value equal to the sums required to be withheld to discharge applicable withholding tax obligations.

The description of the Plan set forth above is qualified in its entirety by the Plan attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

March 19, 2008	By:	Brian Capo

Name: Brian Capo
Title: Senior Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Live Nation, Inc. Employee Stock Bonus Plan dated March 13, 2008.